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                                                                 EXHIBIT 10.11.4


                                 AMENDMENT NO. 5
                                       TO
                         POOLING AND SERVICING AGREEMENT


         This AMENDMENT NO. 5 (this "AMENDMENT"), dated as of September 4, 2001, to the POOLING AND SERVICING AGREEMENT, dated as of February 12, 1997 (the "POOLING AND SERVICING AGREEMENT"), as amended by Amendment No. 1, dated as of May 30, 1997, Amendment No. 2, dated as of October 29, 1997, Amendment No. 3, dated as of January 13, 1998, and Amendment No. 4, dated as of March 30, 2001 (the Pooling and Servicing Agreement as amended is hereinafter referred to as the "AGREEMENT") by and among PIER 1 FUNDING, L.L.C., a Delaware limited liability company (f/k/a Pier 1 Funding, Inc., a Delaware corporation), as transferor (hereinafter, together with its successors and assigns, in such capacity, referred to as the "TRANSFEROR"), PIER 1 IMPORTS (U.S.), INC., as servicer (hereinafter, together with its successors and assigns, in such capacity, referred to as the "Servicer"), and Wells Fargo Bank Minnesota, NATIONAL ASSOCIATION (successor to The Chase Manhattan Bank, successor by merger to Chase Bank of Texas National Association, f/k/a Texas Commerce Bank, National Association, and hereinafter, together with its successors and assigns, in such capacity, referred to as the "TRUSTEE").

                                   WITNESSETH:

         WHEREAS, the Transferor, Servicer and Trustee have entered into the Agreement and desire to amend further the Agreement as hereinafter provided;

         NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants herein contained, the parties hereto agree as follows:

         SECTION 1. Defined Terms.

         "Effective Date" shall mean September 4, 2001.

         Unless otherwise defined herein, the terms used herein shall have the meanings assigned to such terms in, or incorporated by reference into, the Agreement.

         SECTION 2. Amendments to the Agreement.

         This Agreement is hereby amended, effective on the Effective Date, as follows:

                  a. Section 1.1 of the Agreement shall be amended by deleting the definitions of "Cash Equivalent," "Credit Card Agreement," "Credit Card Originator," and "Receivables Purchase Agreement" in their entirety and by replacing such defined terms with the following:

                  "Cash Equivalent" shall mean book-entry securities, negotiable instruments or securities represented by instruments in bearer or registered form which evidence, the maturity dates of which shall not be later than the expected distribution dates of the funds:


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         (i)      direct obligations of, and obligations fully guaranteed as to timely payment of principal and interest by, the United States of America, or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and Credit of the United States of America;

         (ii) demand deposits, time deposits or certificates of deposit (having original maturities of no more than 365 days) of depository institutions or trust companies incorporated under the laws of the United States of America or any state thereof (or domestic branches of foreign banks), having a combined capital and surplus of at least $100,000,000, and subject to supervision and examination by federal and/or state banking or depository institution authorities; provided that at the time of the Trust's investment or contractual commitment to invest therein, the short-term debt obligations of such depository institution or trust company shall have the highest short-term credit ratings available from both Moody's and Standard & Poor's;

         (iii) commercial paper (including both non-interest bearing discount obligations and interest-bearing obligations) payable on demand or on a specified date not more than 270 days after the date of issuance thereof having the highest unsecured short-term credit ratings from both Moody's and Standard & Poor's, at the time of such investment;

         (iv) demand deposits, time deposits and certificates of deposit which are fully insured by the FDIC, with a Person the commercial paper of which has the highest short-term credit ratings available from both Moody's and Standard & Poor's;

         (v) notes or bankers' acceptances (having maturities of no more than 365 days) issued by any depository institution or trust company referred to in (ii) above;

         (vi) time deposits, other than as referred to in clause (iv) above, with a Person the commercial paper of which has the highest short-term credit ratings available from both Moody's and Standard & Poor's;

         (vii) investments in money market funds which have a credit rating from both Moody's and Standard & Poor's in its highest investment category and which shall invest only in Cash Equivalents described in clauses (i) through (vi) of this definition; provided, however, that any such investments would not cause the Trust to become an "investment company" within the meaning of the Investment Company Act;

         (viii) repurchase obligations with respect to and collateralized by any security described in clause (i) above entered into with a depository institution or trust company (acting as principal) of the type described in clause (ii) above; provided that the Trustee has taken delivery of such security;


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         (ix)     any other relatively risk-free investments (excluding options)
                  approved in writing by each Rating Agency which would not cause the Trust to become an "investment company" within the meaning of the Investment Company Act.

         The Trustee may purchase from or sell to itself or an affiliate on arm's-length terms, as principal or agent, the Cash Equivalents as listed above. All Cash Equivalents shall be made in the name of the Trustee for the benefit of the Certificateholders.

                  "Credit Card Agreement" shall mean the agreements between the Credit Card Originator of a "Pier 1 Charge Account" and "Cargo Charge Account" (as each such term is defined in its respective agreement), which owns such accounts and the related Obligor, governing the terms and conditions of such accounts, as such agreements may be amended, modified or otherwise changed from time to time and as distributed (including any amendments and revisions thereto) to such Obligors. An example of a Credit Card Agreement is attached as Exhibit F.

                  "Credit Card Originator" shall mean Pier 1 National Bank, a national banking association, and its successors and assigns and/or any other originator of Accounts.

                  "Receivables Purchase Agreement" shall mean (i) the Receivables Purchase Agreement, dated as of February 12, 1997, between Pier 1 and the Transferor, as may be amended, supplemented or otherwise modified, and (ii) any receivables purchase agreement between a transferor of the Accounts other than Pier 1 and the Transferor, substantially in the form of the receivables purchase agreement referred to in clause (i) above.

                  b. Section 1.1 of the Agreement shall be amended by inserting the following defined terms in the applicable alphabetical order:

                  "Cargo" shall mean New Cargo Furniture, Inc., a Delaware corporation and Affiliate of Pier 1.

                  "Pier 1 National Bank" shall mean Pier 1 National Bank, a national banking association and Affiliate of Pier 1.

                  "Standard & Poor's" shall mean Standard & Poor's, a division of the McGraw-Hill Companies.

                  c. Section 1.1 of the Agreement shall be amended by deleting the first sentence of each of the following definitions in its entirety and replacing such sentence with the following:

                  "Account" shall mean an open end credit card account established pursuant to a "Pier 1 Charge Account" or "Cargo Charge Account" (as each such term is defined in its respective Credit Card Agreement), owned by the Credit Card Originator and specifically including each Initial Account, each Automatic Additional Account and each Supplemental Account, but shall exclude any Account all the Receivables in which are either reassigned or assigned to the Transferor or its designee or the Servicer in



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         accordance with the terms of this Agreement and any inactive Accounts which in accordance with the Credit Card Guidelines have been removed from the active computer records of the Credit Card Originator.

                  "Eligible Account" shall mean an open end credit card account established pursuant to a "Pier 1 Charge Account" or "Cargo Charge Account" (as each such term is defined in its respective Credit Card Agreement), owned by the Credit Card Originator which as of the Trust Cut-Off Date with respect to an Initial Account, on the date of creation thereof with respect to an Automatic Additional Account, or as of the related Addition Cut-Off Date with respect to a Supplemental Account, (a) payable in United States dollars, (b) has not been identified by the Credit Card Originator in its computer files as an account as to which the Credit Card Originator or the Servicer has any confirmed record of either (I) any fraud-related activity by the Obligor on such account, (II) any involvement of such account in a voluntary or involuntary bankruptcy proceeding, or (III) lost or stolen credit cards related to such account, (c) which has not been sold or pledged to any other party and which does not have Receivables which have been sold or pledged to any other party, (d) which was created in accordance with the credit and collection policies of the Credit Card Originator at the time of creation of such account or the Receivables in which each Rating Agency permits to be added automatically to the Trust, (e) the Receivables in which the Credit Card Originator has not charged off in its customary and usual manner for charging off Receivables in such Accounts as of the Closing Date (or, with respect to Supplemental Accounts as of the Addition Date and with respect to Automatic Additional Accounts, as of the date the Receivables of such Accounts are designated for inclusion in the Trust unless such Account is subsequently reinstated) and (f) which is not an Automatic Additional Account designated by the Transferor to be included as an Account after the Aggregate Addition Limit has been exceeded (unless the Rating Agencies shall have consented to the inclusion of such Automatic Additional Account as an Eligible Account).

                  d. Section 2.1 of the Agreement shall be amended by deleting the last paragraph thereof in its entirety and by replacing it with the following:

                  The Transferor hereby grants and transfers to the Trust, for the benefit of the Certificateholders, a security interest in all of the Transferor's right, title and interest in, to and under the Receivables and all other Trust Assets, to secure a loan in an amount equal to the unpaid principal amount of the Investor Certificates issued hereunder or to be issued pursuant to this Agreement, all interest accrued thereon and all other amount accrued or payable with respect thereto hereunder or under the applicable Supplement, and agrees that this Agreement shall constitute a security agreement under applicable law.

                  e. Section 3.4(b)(i) of the Agreement shall be amended by deleting it in its entirety and by replacing it with the following:

                           (i) On each Business Day the Servicer shall prepare a completed Daily Report in a form which shall be mutually agreed upon by the Trustee or its agent, the Servicer and any other Person specified in any Supplement.


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                  f. Section 3.4(b)(ii) of the Agreement shall be amended by deleting the parenthetical in lines 2 and 3 of this Section in its entirety.

                  g. Section 3.6(a) of the Agreement shall be amended by deleting it in its entirety and by replacing it with the following:

                           Section 3.6. Servicing Report of Independent Public Accountants; Copies of Reports Available. (a) On or before the 120th day following the end of every second Transferor Fiscal Year (i.e., twenty-four (24) month period), beginning with the Transferor Fiscal Year ending in calendar year 2000, the Servicer shall cause a firm of nationally recognized independent public accountants (who may also render other services to the Servicer or the Transferor) to furnish a report (addressed to the Trustee) to the Trustee and the Servicer to the effect that they have applied certain procedures agreed upon with the Servicer and examined certain documents relating to the servicing of Accounts under this Agreement and each Supplement and that, on the basis of such agreed upon procedures, such firm is of the opinion that the Servicer's assertion regarding the effectiveness of the internal control structure in effect on the date of such statement is fairly presented, or if the Servicer shall cause such report to be prepared during each Transferor Fiscal Year, then the Servicer shall deliver a report to the Trustee within thirty (30) days of receiving it. Such report shall set forth the agreed upon procedures performed. Any findings or exceptions, except for such exceptions believed to be immaterial as a result of the performance of such procedures, shall be set forth in such report. A copy of such report shall be delivered to each Investor Certificateholder by the Servicer and to each Enhancement Provider, if any, entitled thereto pursuant to the relevant Supplement. Notwithstanding anything in this Section 3.6(a) to the contrary, the Trustee shall, upon reasonable request to Servicer and no more than once each Transferor Fiscal Year, be entitled to examine the internal control structure and any documents related thereto in order to verify the Servicer's assertion regarding its effectiveness.

                  h. Section 9.1(a) of the Agreement shall be amended by deleting it in its entirety and replacing it with the following:

                  (a) Pier 1, the Transferor, Pier 1 National Bank or any Holder of the Exchangeable Transferor Certificate shall fail generally to, or admit in writing its inability to, pay its debts as they become due or make an assignment for the benefit of its creditors; or a proceeding shall have been instituted in a court having jurisdiction in the premises seeking a decree or order for relief in respect of Pier 1, the Transferor, Pier 1 National Bank or any Holder of the Exchangeable Transferor Certificate in an involuntary case under any debtor Relief Law, or for the appointment of a receiver, liquidator, assignee, trustee, custodian, sequestrator, conservator or other similar official of such Person or for any substantial part of its property, or for the winding-up or liquidation, dissolution, reorganization or readjustment of its affairs or similar relief and, if instituted against the Transferor or any Holder of the Exchangeable Transferor Certificate (other than Pier 1 or Pier 1 National Bank), any such proceeding shall continue undismissed or unstayed and in effect, for a period of sixty
         (60) consecutive days, or any of the actions sought in such proceeding shall occur; or the commencement by Pier 1, the Transferor, Pier 1 National Bank or any Holder of the Exchangeable Transferor Certificate, of a voluntary case under any Debtor Relief Law, or such Person seeking, consenting or acquiescing to the entry of an order for relief in an involuntary case under any Debtor Relief Law, or seeking, consenting or acquiescing to the


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         appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator, conservator or other similar official of such Person or for any substantial part of its property, or any general assignment for the benefit of creditors; or such Person or any Subsidiary of such Person shall have taken any corporate action in furtherance of any of the foregoing actions (any such event, an "Insolvency Event");

                  i. Section 10.1 of the Agreement shall be amended by deleting the first five (5) lines of the fifth paragraph following subsection (d), beginning with the word "then" and ending with the word "Servicer" before the parenthetical in the fifth line, and replacing such material with the following:

                  . . . then, in the event of any Servicer Default, so long as the Servicer Default shall not have been remedied, either the Trustee at the direction of the Holders of Investor Certificates evidencing more than 50% of the aggregate unpaid principal amount of all Investor Certificates or such Holders themselves, by notice given to the
         Servicer (. . . .

         SECTION 3. Execution in Counterparts.

         This Amendment may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which counterpart, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Amendment.

         SECTION 4. Consents; Binding Effect.

         The execution and delivery by the Transferor, the Servicer and the Trustee of this Amendment shall constitute the written consent of each of them, as required by Section 13.1 of the Agreement, to this Amendment.

         On the Effective Date, this Amendment shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.

         SECTION 5. Governing Law.

         This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

         SECTION 6.  Severability of Provisions.

         Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceabilty without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

         SECTION 7. Captions.

         The captions in this Amendment are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.


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         SECTION 8. Agreement to Remain in Full Force and Effect.

         Except as amended hereby, the Agreement shall remain in full force and effect and is hereby ratified, adopted and confirmed in all respects. This Amendment shall be deemed to be an amendment to the Agreement. All references in the Agreement to "this Agreement," "hereunder," "hereof," "herein" or words of like import, and all references to the Agreement in any other agreement or document shall be deemed to refer to the Agreement as amended hereby.

         IN WITNESS WHEROF, the parties hereto have caused this Amendment to be executed as of the Effective Date.


                  TRANSFEROR:               PIER 1 FUNDING, L.L.C.,
                                            a Delaware limited liability company



                                                By:  /s/ J. RODNEY LAWRENCE
                                                    ---------------------------
                                                    J. Rodney Lawrence,
                                                    Senior Vice President



                  SERVICER:                 PIER 1 IMPORTS (U.S.), INC.,
                                            a Delaware corporation



                                            By:  /s/ J. RODNEY LAWRENCE
                                                --------------------------------
                                                J. Rodney Lawrence, Senior Vice
                                                President



                  TRUSTEE: WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION, as Trustee

                                            By:  /s/ SUE DIGNAN
                                                --------------------------------
                                                Sue Dignan
                                                Corporate Trust Officer